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                                                                                                          Exhibit 12.1
                                        Hospitality Properties Trust
                              Computation of Ratio of Earnings to Fixed Charges
                                     (in thousands except ratio amounts)






                                         Three Months Ended
                                             March 31,                      Year Ended December 31,
                                     --------------------------   -----------------------------------------
                                        2001           2000          2000            1999           1998
                                        ----           ----          ----            ----           ----

Income Before Extraordinary Item     $ 30,088       $ 29,534       $126,271       $111,929       $ 87,982
Fixed Charges                          10,186          8,828         37,682         37,352         21,751
                                     --------       --------       --------       --------       --------
Adjusted Earnings                    $ 40,274       $ 38,362       $163,953       $149,281       $109,733
                                     ========       ========       ========       ========       ========


Fixed Charges:
     Interest on indebtedness and
     amortization of deferred
     finance costs                   $ 10,186       $  8,828       $ 37,682       $ 37,352       $ 21,751
                                     --------       --------       --------       --------       --------

Total Fixed Charges                  $ 10,186       $  8,828       $ 37,682       $ 37,352       $ 21,751
                                     ========       ========       ========       ========       ========

Ratio of Earnings to Fixed
     Charges                            3.95x          4.35x          4.35x          4.00x          5.04x
                                     ========       ========       ========       ========       ========

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